Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	January 20, 2022

Avcon Industries, Inc. ISR Solutions Receives FAA Approval for King Air Wing-Mounted Hard Points and SAT COM Radome

OLATHE, KANSAS, January 20, 2022, - Butler National Corporation (OTCQB: BUKS) announces that its subsidiary Avcon Industries, Inc., a leading provider of ISR (intelligence, surveillance, and reconnaissance) and special mission solutions for aircraft, received Federal Aviation Administration (FAA) Supplemental Type Certificate (STC) approval for the installation of hard points, also known as provisions for external stores. The hard points are wing-mounted inboard and outboard with an optional cost-effective SATCOM/BLOS Radome on the Beechcraft King Air Model 200, B200, B300, 350. The collective modification package, including the Avcon lower fuselage ISR POD, defines the new Avcon ISR NG King Air platform. Avcon is increasing its focus on developing ISR Solutions across multiple aircraft platforms.

With its expansion of ISR-capable products, Avcon has developed a new subsidiary, Avcon ISR Solutions, to reinforce the Avcon presence in the ISR marketplace. The ISR products are derivative of the commercial products Avcon has developed and installed for more than 50 years. Avcon will continue to develop, manufacture, and install products under its Avcon Industries, Inc. identity for the commercial market in addition to the new Avcon ISR Solutions brand.

Avcon received FAA STC approval of:

(1) Wing-mounted Hard Points having a payload capacity of up to 325 pounds underneath each wing for the inboard stores (STC SA04178NY) and 225 pounds (per side) for each store on the outboard pylon (STC SA01965WI); with or without the

(2) Avcon SATCOM (BLOS) antenna radome KU/KA/X-band (STC SA04204NY).

Avcon has deployed its King Air 350 (Model B300) airplane to expand the cost-effective product offerings to create the Avcon ISR NG King Air platform. The Avcon ISR NG King Air includes the Avcon multi-purpose special mission ISR POD (fuselage belly sensor carrying radome/pod compartment), the Avcon hard points with custom-mounted stores, and the Avcon SATCOM Radome. The King Air 350 is the first airplane to be certified with the Avcon Hard Points.

Management Comments

Marcus Abendroth, Avcon President said, “We are excited to recognize Avcon’s vast experience, specialized ISR solutions, and understanding of the ISR marketplace with the name of Avcon ISR Solutions. Avcon further appreciates the customer interest in the latest and very cost-effective Avcon King Air products. Avcon can timely complete the Avcon ISR NG King Air platform modification that includes the provisions for external underwing stores and SAT COM radome.”  Mr. Abendroth added: “The Avcon hard points are capable of mounting any NATO stores. Avcon fabricates and installs all the parts associated with the provisions for external stores. Avcon has significantly expanded its potential role in supplying quick turnaround modifications and cost-effective solutions in the King Air ISR / Special Mission Market.  I am confident that our customers will find continued confidence in these new Avcon ISR Solutions.”

Our Business:
Avcon Industries, Inc. is a wholly owned subsidiary of Butler National Corporation. Avcon focuses on the manufacturing and certification of aviation-related products, including special mission solutions, intelligence surveillance and reconnaissance solutions, systems integration, avionics offerings and regulatory compliance solutions.

Butler National operates in the Aerospace and Management Services business segments. In addition to the Avcon capabilities, the Aerospace segment also provides controls for weapons systems. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:

Aric Peters, Director of Sales and Marketing	Ph (913) 780-9595

THE WORLDWIDE WEB:
Please review www.avconindustries.com for pictures of our products and details about Avcon Industries, Inc. Please review www.butlernational.com for information about Butler National Corporation and its subsidiaries.